Exhibit 10.20

April 21, 2008

PERSONAL AND CONFIDENTIAL

Negevtech Ltd.
12 HaMada Street
Rehovot 76703
Israel

Dear Sirs:

                    1.          Negevtech Ltd. (together with any present and future subsidiaries of Negevtech Ltd. and any affiliates of Negevtech Ltd. formed or utilized in connection with any transaction contemplated by this letter agreement, the “Company”) hereby retains Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) to serve as the Company’s non-exclusive financial advisor and roadshow coordinator with respect to the services set forth in Section 2 below, and Stifel Nicolaus accepts such retention, all on the terms set forth in this letter agreement (this “Agreement”).

                    2.          In such capacity, Stifel Nicolaus shall be available for advice, and shall advise the Company with respect to the following financial and other matters relating to the proposed acquisition of Israel Growth Partners Acquisition Corp. (“IGPAC”) by the Company (the “Acquisition”, which term shall include, in addition to the reverse triangular merger currently contemplated by the merger agreement between the Company and IGPAC, any merger, consolidation, sale of all or substantially all of the assets, exchange of capital stock or other alternative transaction structure effecting the change of control of either company which may be agreed to between or among the Company and IGPAC) as requested by the Company and subject to compliance with applicable United States federal and state securities laws and the rules and regulations of the United States Securities and Exchange Commission, National Association of Securities Dealers and other regulators: (a) identify investors with potential interest in acquiring equity securities of IGPAC and/or the Company (“Investors”) and use Stifel Nicolaus’ commercially reasonable efforts to arrange meetings between the Company and/or representatives of IGPAC with these Investors; (b) use Stifel Nicolaus’ commercially reasonable efforts to facilitate communications between (which may involve arranging meetings) the Company and/or representatives of IGPAC with Stifel Nicolaus Financial Consultants (“SN Financial Consultants”) and their clients who are interested in becoming Investors; (c) assist the Company in preparing management presentation materials for such meetings with Investors and/or SN Financial Consultants; (d) assist the Company in coordinating meeting and travel logistics as necessary for such meetings with Investors and/or SN Financial Consultants; and (e) assist the Company in preparing for due diligence reviews of the Company conducted by potential Investors and/or SN Financial Consultants. The parties acknowledge and agree that Stifel Nicolaus’ engagement is not intended to provide the Company, IGPAC or any other person or entity with any assurances that the Acquisition, any financing or other transaction will be consummated, and in no event will Stifel Nicolaus be obligated under the terms of this Agreement to purchase any securities of IGPAC or the Company for its own account or the accounts of its customers.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

650 MADISON AVENUE | NEW YORK. NEW YORK 10022 | (212) 407-0500 | (212) 407-0898 FAX | WWW.STIFEL.COM
MEMBER SIPC AND NYSE

                    3.          Stifel Nicolaus is being retained to serve as financial advisor solely to the Company, and it is agreed that the engagement of Stifel Nicolaus is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon IGPAC, any shareholder or creditor of the Company or IGPAC, or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Stifel Nicolaus or any statements, conduct or advice of Stifel Nicolaus, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Stifel Nicolaus in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of Stifel Nicolaus shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose (other than to the Company’s professional advisors in their capacity as such who have a need to know and have been informed by the Company of the confidential nature of such information, and who are bound by a legal, contractual or fiduciary obligation to keep such information strictly confidential), nor shall any public or other references to Stifel Nicolaus (or to such opinions, advice or other assistance) be made without the express prior written consent of Stifel Nicolaus except as required by applicable law or legal process or as required by the U.S. Securities and Exchange Commission (“SEC”) or for purposes of disclosure in the Company’s registration statement on Form F-4 and related proxy/prospectus, including amendments thereto, provided that with respect to any such disclosure required by the SEC or in the Company’s registration statement on Form F-4 and related proxy/prospectus (or any amendments thereto) any such summary or description of or disclosure or reference to Stifel Nicolaus or its opinions, advice or other assistance will be in a form reasonably acceptable to Stifel Nicolaus and its legal counsel and consistent with similar summaries, descriptions or references in transactions of this type.

4.       (a)           The Company will furnish Stifel Nicolaus with all information and material concerning the Company, and, to the extent available to the Company and permitted to be so disclosed, IGPAC, the Acquisition and any potential Investor financing, which Stifel Nicolaus reasonably requests in connection with the performance of its obligations hereunder.

          (b)          The Company represents and warrants that all information made available by the Company to Stifel Nicolaus with respect to the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided to Stifel Nicolaus will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder Stifel Nicolaus will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to Stifel Nicolaus by or on behalf of the Company or IGPAC and on publicly available information, and Stifel Nicolaus will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information. The Company understands that in rendering services hereunder Stifel Nicolaus does not provide accounting, legal or tax advice. The Company will rely upon the advice of counsel to the Company, and other advisors to the Company, respectively, as to accounting, legal, tax and other matters relating to any transaction or matter contemplated by this Agreement. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction or other legal or regulatory process, Stifel Nicolaus shall not use and shall keep confidential all non-public information provided to it by the Company or otherwise obtained by it concerning the Company or IGPAC or any Investor (including any non-public information of IGPAC or an Investor provided to Stifel Nicolaus in connection with this engagement, collectively “Confidential Information”) and shall not disclose such Confidential Information to any third party, other than such of its employees and advisors as Stifel Nicolaus determines to have a need to know in connection with performing its obligations pursuant to this Agreement and who are bound by a legal, contractual or fiduciary obligation not to disclose such Confidential Information and provided that Stifel Nicolaus shall be responsible for any breach of the foregoing confidentiality obligation by its employees and advisors; provided, however, that Stifel Nicolaus may disclose Confidential Information about the Company or IGPAC to a potential Investor or SN Financial Consultants upon such potential Investor’s or SN Financial Consultants’ execution of a confidentiality agreement prepared by Stifel Nicolaus and in a form reasonably acceptable to the Company. For purposes of this Agreement, the term “Confidential Information” shall not include information which (i) is or becomes generally available to the public other than as a result of a breach by Stifel Nicolaus or its affiliates, employees or advisors of this provision or by any potential Investor or SN Financial Consultants of their obligations under the confidentiality agreement referred to in this Section 4(b) above; (ii) was within Stifel Nicolaus’ possession prior to its disclosure to Stifel Nicolaus by the Company, IGPAC or any Investor; or (iii) becomes available to Stifel Nicolaus on a non-confidential basis from a source other than the Company, IGPAC or any Investor; provided that, with respect to clauses (ii) and (iii) above, the source of such information was not bound by a confidentiality agreement with (or other obligation of confidentiality to) the Company, IGPAC or an Investor.

                    5.          In consideration for Stifel Nicolaus’ services hereunder, the Company shall compensate Stifel Nicolaus as follows:

          (a)          A retainer fee (the “Retainer Fee”) of U.S.$100,000, due and payable upon the execution of this Agreement. The Retainer Fee shall be deemed earned when paid and shall be non-refundable.

          (b)          If, during the term of Stifel Nicolaus’ engagement hereunder or at any time during a period of twelve (12) months following the effective date of termination of this Agreement by the Company without cause, the Acquisition is consummated, the Company shall pay Stifel Nicolaus a financial advisory fee (the “Advisory Fee”) of U.S.$550,000 plus one and one-half percent (1.5%) of the value (determined as of effective time of the Acquisition) of any shares of Class B Common Stock of IGPAC exchanged for ordinary shares of the Company in the Acquisition which are in excess of eighty percent (80%) of the number of issued and outstanding shares of Class B Common Stock of IGPAC as of the date hereof. The Advisory Fee is due and payable to Stifel Nicolaus within thirty (30) days of the effective time of the Acquisition. In the event that the Company and Stifel Nicolaus mutually agree that the Company should engage an Israeli company to provide services to the Company in Israel relating to the Acquisition similar to the services contemplated to be performed by Stifel Nicolaus in the United States pursuant to this Agreement, then Stifel Nicolaus will agree to forgo U.S.$50,000 of the Advisory Fee otherwise payable pursuant to this subsection 5(b). For purposes of this Agreement, “cause” means the failure of Stifel Nicolaus to perform in a material respect its obligations hereunder, provided, however, that the Company shall have reasonably cooperated with Stifel Nicolaus’ efforts to arrange and facilitate meetings with Investors and SN Financial Consultants and perform its other services set forth in Section 2 above; and further provided that the Company shall have provided Stifel Nicolaus with a written notice describing such alleged failure to perform in reasonable detail and a reasonable opportunity (i.e. a minimum of twenty (20) days from the date of Stifel Nicolaus’ receipt of such written notice of failure to perform) to cure by performing such obligations.

          (c)          If during the term of Stifel Nicolaus’ engagement hereunder or at any time during a period of twelve (12) months following the effective date of termination of this Agreement by the Company without cause, the Acquisition is consummated, warrants to purchase 100,000 ordinary shares of the Company at an exercise price per share equal to the value of the Company’s ordinary shares as set forth or determined in the Acquisition (the “Warrants”) shall be earned by Stifel Nicolaus as of the effective time of the Acquisition, and shall be issued to Stifel Nicolaus or its designated affiliates within thirty days of such Acquisition effective time. The Warrants shall be for a term of 7 years and shall have cashless exercise (as described below), customary protective provisions in connection with subdivisions and combinations of shares, recapitalizations, stock splits, stock dividends and similar events, “piggyback” registration rights and such other provisions as are customary for warrants of this nature. The term “cashless exercise” as used herein means the right to receive from the Company in exchange for the Warrants a number of securities of the class covered by the Warrants having an aggregate market value equal to the difference between the aggregate market value and the aggregate exercise price of the securities covered by the Warrants.

          (d)          As further consideration for the services being provided by Stifel Nicolaus and contingent upon (i) the consummation of the Acquisition and (ii) this Agreement not being terminated prior to consummation of the Acquisition by Stifel Nicolaus or by the Company for cause (subject, in the event of termination by the Company for cause, to the notice and cure provisions in Section 5(b) above), the Company hereby grants Stifel Nicolaus a right of first refusal to act as the Company’s book-running lead managing underwriter, placement agent, financial advisor or in any other similar capacity, on customary terms to be agreed between the Company and Stifel Nicolaus comparable to those for similar recent transactions, in the event the Company retains or otherwise uses (or seeks to retain or use) the services of an investment bank or similar financial advisor to pursue at any time during the term of this Agreement or within twelve (12) months after the expiration or termination of this Agreement by the Company without cause (subject, in the event of termination by the Company for cause, to the notice and cure provisions in Section 5(b) above), a registered, underwritten public offering of securities, a private placement of securities, a merger, acquisition of another company or business, change of control, a sale of the Company, a joint venture, a sale of all or substantially all assets, a securitization of assets, or other similar transaction (regardless of whether the Company would be considered an acquiring party, a selling party or neither in such transaction); provided, however, that in the event a “bulge bracket” or “major bracket” United States investment bank that is larger than Stifel Nicolaus by some objective measure such as investment banking revenues (e.g. Goldman Sachs, Morgan Stanley, Citigroup, J.P. Morgan, Merrill Lynch, Credit Suisse Securities, Wachovia Securities, Banc of America Securities, Deutsche Bank Securities, Bear Stearns, UBS Securities or Lehman Brothers) agrees to serve as book-running lead managing underwriter for the Company in connection with any proposed public offering, Stifel Nicolaus will instead serve as a senior co-managing underwriter in such public offering at fixed economics of no less than 35% of the total underwriting economics payable to the underwriters for such public offering. Nothing contained herein, however, constitutes an obligation of Stifel Nicolaus to serve as book-running lead managing underwriter, placement agent, financial advisor or in any other similar capacity. For the avoidance of doubt, Stifel Nicolaus and the Company each acknowledge that IGPAC shall have no obligation to use any of Stifel Nicolaus’ services nor will IGPAC be bound by any exclusivity requirements with respect to such services and IGPAC will be able to hire or use the services of any investment bank or financial advisor as it deems fit, in its sole discretion, including, among other things, relating to its engagements of Brenner/HCFP Securities and Deutsche Bank.

          (e)          In addition to the fees described in this Section 5 and the obligation of the Company to pay certain expenses set forth in Section 6, and whether or not the Acquisition is consummated, the Company will pay all of Stifel Nicolaus’ reasonable out-of-pocket expenses (including, without limitation, reasonable expenses relating to document and presentation materials, travel, external database and communications services, courier and delivery services), incurred by Stifel Nicolaus in connection with this engagement. Such out-of-pocket expenses shall be payable as they are incurred upon request by Stifel Nicolaus against proper documentation, provided that, without the Company’s prior written approval: (i) any individual expense shall not exceed U.S.$10,000; (ii) due diligence related expenses shall not exceed U.S.$50,000 (iii) roadshow-related expenses shall not exceed U.S.$75,000 and (iv) total aggregate expenses shall not exceed U.S.$150,000. Stifel Nicolaus shall get pre-approval from the Company in respect of all air travel in excess of U.S.$3,000 per trip.

          (f)          If any compensation or expenses payable to Stifel Nicolaus pursuant to this Agreement are not fully paid when due, the Company agrees to pay all reasonable expenses of collection or other enforcement of Stifel Nicolaus’ rights hereunder, including but not limited to reasonable attorneys’ fees and expenses, whether collected or enforced by suit or otherwise.

          (g)         The parties acknowledge that the Company is under no obligation to Stifel Nicolaus to consummate the Acquisition and may terminate the Acquisition at any time without liability to Stifel Nicolaus, except in any event as set forth under Sections 5(a), 5(e) and 6 of this Agreement and pursuant to Sections 5(b) and 5(c) of this Agreement with respect to the subsequent consummation of the Acquisition during the term of this Agreement or the twelve-month “tail” period.

                    6.          In connection with engagements of the nature covered by this Agreement, it is Stifel Nicolaus’ practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company and Stifel Nicolaus agree to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

                    7.          The Company represents and warrants to Stifel Nicolaus that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that the execution of this Agreement does not require the approval or consent of any Israeli governmental or regulatory agency or violate any Israeli law, regulation, contract or order binding on the Company.

                    8.           The term of this engagement will continue until terminated by either party by giving the other party at least 30 days’ prior written notice. The provisions of Sections 3, 4(b), 5, 6, 7, 8, 9, 11, 12 and 13 hereof shall survive any expiration or termination of this Agreement.

                    9.          The Company agrees that, following the closing or consummation of the Acquisition, Stifel Nicolaus has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company hereunder; provided, that Stifel Nicolaus will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed. In addition, the Company agrees to include in any press release or public announcement announcing the Acquisition a reference to Stifel Nicolaus’ role as financial advisor to the Company with respect to such Acquisition, provided that, to the extent permitted by law or stock exchange rules, the Company will submit a copy of any such press release or public announcement to Stifel Nicolaus for its prior approval, which approval shall not be unreasonably withheld or delayed.

                    10.        The Company and Stifel Nicolaus each represents and warrants that there are no brokers, representatives or other persons which have an interest in any compensation due to Stifel Nicolaus pursuant to this Agreement.

                    11.       The Company acknowledges and agrees that Stifel Nicolaus is a full-service securities firm and as such from time-to-time may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the Acquisition. Stifel Nicolaus represents and warrants that such trading is conducted with informational barriers in place that are reasonably designed to protect the confidentiality of client information and in compliance with applicable securities laws.

                    12.        The terms and provisions of this Agreement are solely for the benefit of the Company and Stifel Nicolaus and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement. The Company and Stifel Nicolaus acknowledge and agree that Stifel Nicolaus is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company or IGPAC. Stifel Nicolaus is an independent contractor and neither this Agreement nor the performance hereof shall be construed as creating between the Company and Stifel Nicolaus the relationship of employer and employee, principal and agent, joint-venturers, co-partners or any other similar relationship. No employee of either party shall be deemed to be an employee of the other party even though present on the other party’s premises or acting pursuant to instructions of the other party. Neither party shall incur or purport to incur, any liability or commitment on behalf of the other. This Agreement represents the entire understanding between the Company and Stifel Nicolaus with respect to Stifel Nicolaus’ engagement hereunder, and all prior discussions are merged herein. This Agreement may not be amended or modified except in writing signed by each of the parties. This Agreement may be executed in two or more counterparts (including fax or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO.

                    13.          The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

                    If the foregoing correctly sets forth the entire understanding and agreement between Stifel Nicolaus and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

Michael J. Kollender
Managing Director

AGREED:

NEGEVTECH LTD.

By:	R. Sherman

Name:	Rivi Sherman

Title:	CEO

April 21, 2008

PERSONAL AND CONFIDENTIAL

Stifel, Nicolaus & Company, Incorporated
650 Madison Avenue
New York, NY 10022

Dear Sirs:

Reference is made to that certain agreement by and between Negevtech Ltd. and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), dated April 18, 2008 (the “Agreement”).

Israel Growth Partners Acquisition Corp. (“IGPAC”) hereby acknowledges that Negevtech Ltd. and Stifel Nicolaus have entered into the Agreement and that Stifel Nicolaus has been engaged to provide the services to the Company (as defined in the Agreement) described in Section 2 of the Agreement, subject to applicable law, including, without limitation, identifying Investors with potential interest in acquiring equity securities of IGPAC and arranging or facilitating meetings involving IGPAC representatives with Investors and SN Financial Consultants, and IGPAC hereby consents to Stifel Nicolaus performing such services with respect to the Company. IGPAC further acknowledges and agrees that Stifel Nicolaus shall have no liability to IGPAC with respect to such services pursuant to the Agreement, except to the extent any liability for losses, claims, damages or liabilities has been finally judicially determined to have resulted from Stifel Nicolaus’ gross negligence, willful misconduct or bad faith. Stifel Nicolaus acknowledges and agrees that IGPAC shall have no liability or obligations to Stifel Nicolaus pursuant to the Agreement, and hereby waives any and all right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of IGPAC’s class B common stockholders and hereby waives any claim Stifel Nicolaus and/or any Indemnified Person may have against the trust fund in the future, as a result of, or arising out of, the Agreement and will not seek recourse against the trust fund for any reason whatsoever; provided, however, that the foregoing acknowledgement and waiver shall terminate and be of no further force and effect upon the consummation of (1) the Acquisition either during the term of the Agreement or within twelve months after any expiration or termination of the Agreement by the Company without “cause” (as defined in the Agreement and subject to the notice and cure provisions therein) and (2) after such Acquisition, the distribution or payment of all monies held in the trust fund subject to right, title, interest or claim by IGPAC’s class B common stockholders to such stockholders in accordance with IGPAC’s applicable governing documents and applicable law; provided, further, that for avoidance of doubt, the term “Acquisition” shall not refer to or include any dissolution, liquidation, winding-up or any similar or related transaction required by IGPAC’s governing documents in the event IGPAC fails to effect a business combination as required by its governing documents. In addition, for the avoidance of doubt, IGPAC shall have no obligation to use any of Stifel Nicolaus’ services nor will IGPAC be bound by any exclusivity requirements with respect to such services and IGPAC will be able to hire or use the services of any investment bank or financial advisor as it deems fit, in its sole discretion, including, among other things, relating to its engagements of Brenner/HCFP Securities and Deutsche Bank.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:

Matty Karp
Chairman

AGREED:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

Michael J. Kollender
Managing Director

ATTACHMENT A

STIFEL, NICOLAUS & COMPANY, INCORPORATED INDEMNIFICATION, CONTRIBUTION AND LIMITATION OF LIABILITY PROVISIONS

(a)

The Company agrees to indemnify and hold harmless Stifel Nicolaus and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Stifel Nicolaus or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Stifel Nicolaus and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses pursuant to a final judgment by a court of competent jurisdiction from which no appeal can be taken (other than expenses permitted to be forwarded pursuant to the final sentence of this subsection (a), for which a final judicial determination need not be a condition precedent) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, (or, subject to the consummation of the Acquisition, IGPAC) or its or their respective affiliates, as applicable, or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company, (or, subject to the consummation of the Acquisition, IGPAC) or its or their respective affiliates, as applicable, or (B) are otherwise related to or arise out of Stifel Nicolaus’ activities on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to this paragraph (a) to the extent they are finally judicially determined to have resulted from such Indemnified Person’s gross negligence, willful misconduct or bad faith; and in each such event Stifel Nicolaus shall remit to the Company any amounts so reimbursed or paid under the indemnification hereunder. In addition, the Company agrees to reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, in which such Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement; the Company will not be responsible, however, for any expenses pursuant to this paragraph (a) which are finally judicially determined to have resulted from an Indemnified Person’s gross negligence, willful misconduct or bad faith; and in each such event Stifel Nicolaus shall remit to the Company any amounts so reimbursed under the preceding sentence.

(b)

If for any reason (other than a final judicial determination of any Indemnified Person’s gross negligence, willful misconduct or bad faith) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company (and, subject to the consummation of the Acquisition, IGPAC) on the one hand and Stifel Nicolaus on the other, but also the relative fault of the Company (and, subject to the consummation of the Acquisition, IGPAC) on the one hand and Stifel Nicolaus on the other, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by Stifel Nicolaus pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company (and, subject to the consummation of the Acquisition, IGPAC) on the one hand and Stifel Nicolaus on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to (ii) the fees paid to Stifel Nicolaus with respect to such transaction.

(c)

No Indemnified Person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement based upon its or their exclusive or contributory negligence or otherwise, except to the extent any liability for losses, claims, damages or liabilities has been finally judicially determined to have resulted from such Indemnified Person’s gross negligence, willful misconduct or bad faith.

(d)

The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding. If indemnification or reimbursement is to be sought hereunder by an Indemnified Person, then such Indemnified Person shall promptly notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Company shall not relieve the Company of any liability that it may have to such Indemnified Person pursuant to this Attachment A except to the extent the Company has been prejudiced in any material respect by such failure. Following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and, upon such election, it shall have sole control of the defense and shall not be liable for any legal costs subsequently incurred by such Indemnified Person in connection therewith, unless counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest in which case the Company further agrees that the Indemnified Persons are entitled to retain separate counsel of their choice reasonably acceptable to the Company in connection with any of the matters in respect of which indemnification may be sought under this Agreement. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm reasonably acceptable to the Company in any one jurisdiction for all Indemnified Persons, unless approved in advance by the Company. The Indemnified Persons shall provide all reasonable assistance for a proper defense and/or settlement negotiations and shall not make any compromising statement or admission without the Company’s prior written consent; provided, however, that the foregoing shall not require any Indemnified Person to commit perjury or otherwise lie while acting as a witness at trial or in an arbitration, in a deposition or regulatory proceeding, or otherwise while under oath. Stifel Nicolaus agrees that, without the Company’s prior written consent not to be unreasonably withheld or delayed, no Indemnified Person will enter into any settlement subject to indemnity hereunder.

(e)

If any Indemnified Person appears as a witness, is deposed or otherwise is involved in any action relating to or arising from any transaction or matter contemplated by this Agreement or Stifel Nicolaus’ engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel Nicolaus’ engagement hereunder, the Company will reimburse such Indemnified Person for all reasonable expenses (including reasonable fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

(f)

The Company waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of Stifel Nicolaus, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(g)

The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration or termination of this Agreement and the closing or consummation of the Acquisition contemplated by this Agreement.

(h)

It is the agreement and intention of the parties that the provisions hereunder regarding indemnification, reimbursement or contribution are not intended to cover any services Stifel Nicolaus may provide to the Company under its rights set forth in subparagraph 5(d) of the Agreement to which this Attachment A is annexed. The indemnification, reimbursement or contribution obligations of the parties with respect to such transactions shall be as set forth in the definitive agreements to which such transactions relate.